Exhibit 10.1

SPI Announces Appointment of New Chief Executive Officer

Shanghai, China—July 1, 2015—Solar Power, Inc. (“SPI” or the “Company”) (OTCBB:SOPW), a vertically-integrated photovoltaic (“PV”) project developer, today announced that it has appointed Mr. Roger Dejun Ye as Chief Executive Officer, with immediate effect. SPI’s current Chief Executive Officer, Mr. Min Xiahou, will assume the role of the Company’s Deputy Chairman.

Mr. Ye, 42, currently serves as a partner in four solar funds focusing on investing in and acquiring domestic and international solar projects. He was also the CEO of Yangtze Investment Co., Ltd., a joint investment platform of Solar Power Fund and China Three Gorges Corporation focusing on overseas solar projects, from 2011 to 2013.

From 2006 to 2011, Mr. Ye held various positions at Suntech Power Holdings Co., Ltd. (“Suntech”), including head of global sales. Prior to Suntech, Mr. Ye worked at Siemens Limited China for over eight years, serving in key sales roles in the company’s mobile communications division. Mr. Ye obtained his master’s degree in applied physics from Shanghai Jiao Tong University in 1999.

“We are pleased to welcome Roger to join us as CEO at a very exciting time for SPI,” said Xiaofeng Peng, Chairman of SPI. “Roger has been deeply involved in the evolution of the global solar industry, and I am confident that we will benefit from his leadership and experience as SPI continues to execute on its ambitious growth strategy.”

“On behalf of myself and the board, I especially want to express our deep appreciation for Min Xiahou’s leadership and important contributions to SPI’s success. I look forward to continuing to work together closely with Min in his new capacity as Deputy Chairman.”

About Solar Power, Inc. (OTCBB: SOPW)

Solar Power, Inc. (“SPI” or the “Company”) is a global leader in enabling photovoltaic (“PV”) solutions for business, residential, government and utility customers and investors. SPI focuses on the downstream PV market including the development, financing, installation, operation and sale of utility-scale and residential solar power projects in China, Japan, Europe and North America. The Company also operates an innovative online energy e-commerce and investment platform, www.solarbao.com, which enables individual and institutional investors to purchase innovative PV-based investment and other products; as well as www.solartao.com, a B2B e-commerce platform offering a range of PV products. The Company has its operating headquarters in Shanghai and global operations in Asia, Europe, North America and Australia.

For additional information visit: www.spisolar.com, www.solarbao.com, www.solarbao.com.hk or www.solartao.com.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of SPI, its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “expects” or similar expressions. These statements constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Among other things, the quotations from management in this press release contain forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties, including uncertainties regarding whether the transactions contemplated will be successfully completed. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contact:

Amy Liu, Solar Power, Inc. (800) 548-8767